Exhibit 2.2


                                SPECIAL WARRANT
                                 EXERCISE FORM

TO:             CHALK.COM NETWORK (HOLDING) CORPORATION
                280 - 4400 Dominion Street
                Burnaby, BC  V5G 4G3

The undersigned hereby exercises its right to acquire 200,000 Common Shares of Chalk.com Network (Holding) Corporation (the "Company") in accordance with and subject to the provisions of the Special Warrant Certificate to which this Exercise Form is attached.

The undersigned hereby irrevocably directs that certificates representing the above Common Shares be issued, registered and delivered as follows:

NAME(S)                ADDRESS(ES)                 NUMBER OF COMMON SHARES
---------------------  --------------------------  -----------------------
Sideware Systems Inc.  1600 - 777 Dunsmuir Street          200,000
                       Vancouver, BC
                       V7Y 1K4


The undersigned hereby certifies that the undersigned: (i) is not (and is not exercising the Special Warrant for the account or benefit of) a U.S. Person (as defined in Regulation S under the U.S. Securities Act of 1933 (the "1933 Act"), including, but not limited to, any natural person resident in the United States, or any partnership or corporation organized or incorporated under the laws of the United States or any State of the United States); (ii) did not execute or deliver this subscription form in the United States; and (iii) has in all other aspects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the "1933 Act") or any successor rule or regulation of the United States Securities and Exchange Commission in effect. Alternatively, the undersigned is tendering with this subscription form a written form of opinion of counsel, reasonably satisfactory to the Company, to the effect that the Common Shares to be delivered upon exercise of the Special Warrants have been registered under the 1933 Act and under applicable state securities laws, or that exemptions from such registration are available.

DATED this 27th day of March, 2002.


                                                /s/ James L. Speros
                                                ---------------------
                                                (Signature of Holder)


                                                Sideware Systems Inc.
                                                (Per Authorized Signatory)
                                                Print Full Name


* The original special warrant certificate representing 75,471 common shares has been grossed up to 100,000 common shares in accordance with its terms and grossed up again to 200,000 common shares pursuant to negotiations with Special Warrant Holders.